SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 27, 2002
                       ---------------------------------
                       (Date of earliest event reported)


                          THE STUDENT LOAN CORPORATION
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              (Exact name of registrant as specified in its charter


      Delaware                     1-11616                  16-1427135
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 (State or other juris-          (Commission             (I.R.S. Employer
 diction of incorporation        File Number)           Identification No.)
 or organization)


750 Washington Blvd., Stamford, Connecticut                   06901
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(Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (203) 975-6292
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                                 Not Applicable
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         (Former name or former address, if changed since last report)

ITEM 5.   Other Events

     On March 27, 2002, SLC Student Loan Trust-I (the Issuer) issued approximately $259,650,000 aggregate principal amount of Series 2002-1 notes backed by student loans. The notes, denominated as Classes A-1, A-2, A-3, A-4 and B-1 notes, were sold through Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters. A Class R-1 residual note, having an original principal amount of approximately $8,500,000, was issued to SLC Student Loan Receivables I, Inc. (the Depositor).

     The Issuer acquired the student loans that back the notes from the Depositor, a special purpose corporation organized and wholly owned by The Student Loan Corporation (SLC). Bankers Trust Company is the Depositor's eligible lender trustee. The Depositor and its eligible lender trustee acquired approximately $249,316,000 of Federal Family Education Loan Program loans from SLC and Citibank (New York State), as its eligible lender trustee. The Issuer is a Delaware business trust whose trustee is Wilmington Trust Company and whose administrator is SLC. SLC also acts as servicer of the student loans.

     The Notes were issued under the Depositor's $3 billion shelf registration statement that the Securities and Exchange Commission declared effective on February 20, 2002.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



Date: April 19, 2002
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                                            THE STUDENT LOAN CORPORATION
                                            (Registrant)


                                            By: /s/ Steven Gorey
                                                ----------------
                                                Steven Gorey
                                                Vice President and
                                                Chief Financial Officer